UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2010

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2010, J. Robinson West resigned as a director of Cheniere Energy, Inc. (the “Company”) in order to devote more time to his position as Chairman of PFC Energy and other pursuits.  In addition, the Board of Directors of the Company elected Mr. G. Andrea Botta to replace Mr. West as a director of the Company.  Mr. Botta was elected as a Class III director of the Company to serve in such office until the 2013 annual meeting of the stockholders of the Company or until his successor shall be duly elected and qualified.

Item 8.01                      Other Events.

On August 3, 2010, the Company issued a press release regarding the election of Mr. Botta as a director, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

d)  Exhibits

Exhibit
Number                                Description

99.1*	Press Release, dated August 3, 2010.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY INC	.
/s/ Meg A. Gentle
Meg A. Gentle Senior Vice President and Chief Financial Officer
Date:  August 3, 2010

EXHIBIT INDEX

Exhibit
Number                                Description

99.1*	Press Release, dated August 3, 2010.

* Filed herewith.